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                                                                    Exhibit 5.1


                                June 19, 1995


State Street Boston Corporation
225 Franklin Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

        This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 2,986,111 shares of Common Stock, $1.00 par value (the "Shares"), and 2,986,111 preferred share purchase rights (the "rights") of State Street Boston Corporation, a Massachusetts corporation (the "Company"). The Shares and the rights are to be sold by Kemper Fiancial Services, Inc. (the "Selling Stockholder") pursuant to the related prospectus contained in the Registration Statement.

        We have acted as counsel for the Company in connection with the issue and sale of the Shares and the rights by the Company to the Selling Stockholder, and the sale of the Shares and the rights by the Selling Stockholder. For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

        We express no opinion as to the applicability of, compliance with or effect of federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts.

        Based upon the foregoing, we are of the opinion that, (i) the Shares being sold by the Selling Stockholder have been duly authorized, validly issued and are fully paid and nonassessable and (ii) the rights being sold by the selling stockholder have been duly authorized and validly issued.

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State Street Boston Corporation         -2-                       June 19, 1995


        We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters."

        This opinion is to be used only in connection with the offer and sale of the Shares and the rights while the Registration Statement is in effect.

                                        Very truly yours,



                                        Ropes & Gray